UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

CROWN PROPTECH ACQUISITIONS

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40017	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue 12th Floor New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 563-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CPTK	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CPTK WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CPTK.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Business Combination Agreement

On November 10, 2021, Crown PropTech Acquisitions, a Cayman Islands exempted company (“Crown”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Crown, Crown PropTech Merger Sub I Corp., a Delaware corporation (“Merger Sub I”), Crown PropTech Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”), and Brivo, Inc., a Nevada corporation (“Brivo”).

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Crown and Brivo.

The Business Combination

The Business Combination Agreement provides for, among other things, the following transactions: (a) one day prior to the closing date, Crown will become a Delaware corporation (the “Domestication”) and, in connection with the Domestication, (i) Crown’s name will be changed to “Brivo, Inc.” (“New Brivo”), (ii) each then-issued and outstanding Class A ordinary share of Crown (each, a “Crown Class A Ordinary Share”) will convert automatically into one share of Class A common stock of New Brivo (“New Brivo Class A Common Stock”), (iii) each then-issued and outstanding Class B ordinary share of Crown will first convert automatically, on a one-for-one basis, into one Class A ordinary share of Crown and then immediately thereafter convert automatically, on a one-for-one basis, into one share of New Brivo Class A Common Stock, and (iv) each then-issued and outstanding common warrant of Crown will convert automatically into one warrant to purchase one share of New Brivo Class A Common Stock; and (b) following the Domestication and on the closing date, (i) each share of Brivo Series A-1 preferred stock and Brivo Series A-2 preferred stock, respectively, will be automatically converted into an equal number of shares of Brivo Class B common stock or Brivo Class A common stock, respectively (the “Conversion”), (ii) following the Conversion, Merger Sub I will merge with and into Brivo, whereupon the separate corporate existence of Merger Sub I will cease and Brivo will continue as a wholly owned subsidiary of New Brivo and (iii) following the first merger, Brivo will merge with and into Merger Sub II, whereupon the separate corporate existence of Brivo will cease and Merger Sub II will continue as the surviving company (the “Mergers”).

The Domestication, the Mergers and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.”

In connection with the Business Combination, Crown will adopt a dual class stock structure pursuant to which (a) all Brivo equityholders who own less than 20% of New Brivo’s outstanding common stock and all Brivo awardholders will hold shares of New Brivo Class A Common Stock, which will have one vote per share, and (ii) all Brivo equityholders who own 20% or more of Brivo’s outstanding common stock will hold shares of Class B common stock of New Brivo (the “New Brivo Class B Common Stock” and, together with the New Brivo Class A Common Stock, the “New Brivo Common Stock”), which will have 10 votes per share and is convertible on a one-for-one basis into New Brivo Class A Common Stock. The only Brivo equityholder that owns 20% or more Brivo’s common stock is an entity owned by Dean Drako, the Chairman of Brivo. The New Brivo Class B Common Stock will be subject to, among other things, (i) conversion to New Brivo Class A Common Stock upon any transfer of given shares of New Brivo Class B Common Stock (except for certain permitted transfers), (ii) automatic conversion of all New Brivo Class B Common Stock upon the tenth (10th) anniversary of the closing date (the “Class B Common Stock Term”) (provided, that the Class B Common Stock Term shall be extended by an additional five (5) years and expire on the fifteenth (15th) anniversary of the closing date in the event that the stock price of New Brivo Class A Common Stock equals or exceeds $15.00 per share on any twenty (20) trading days (which may be consecutive or not consecutive) within any consecutive thirty (30) trading day period that begins at any time after 180 days after the closing date and ends on or prior to the five (5) year anniversary of the closing date) and (iii) automatic conversion of all New Brivo Class B Common Stock if Dean Drako and certain related persons cease to own at least 20% in the aggregate of the New Brivo Common Stock.

The Business Combination is expected to close in mid-2022, following the receipt of the required approval by Crown’s shareholders and the fulfillment of other customary closing conditions. All required approvals of the Brivo shareholders have previously been obtained.

Merger Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, based on (i) an implied equity value of $800 million plus approximately $2 million representing the aggregate exercise price of vested Brivo options and (ii) a $10 per share price for New Brivo Common Stock, (A) each share of Brivo Class A common stock (excluding dissenting shares and taking into account the Conversion) will be canceled and converted into the right to receive the applicable portion of the merger consideration comprised of New Brivo Class A Common Stock, as determined in the Business Combination Agreement (the “Share Conversion Ratio”), (B) each share of Brivo Class B common stock (excluding dissenting shares and taking into account the Conversion) will be canceled and converted into the right to receive the applicable portion of the merger consideration comprised of New Brivo Class B Common Stock, as determined pursuant to the Share Conversion Ratio, (C) each restricted stock unit of Brivo (whether vested or unvested, although only the vested restricted stock units will be taken into account in calculating the Share Conversion Ratio) will be assumed by New Brivo and converted into a comparable restricted stock unit of New Brivo based on the Share Conversion Ratio and (D) each option of Brivo (whether vested or unvested, although only the vested options will be taken into account in calculating the Share Conversion Ratio) will be assumed by New Brivo and converted into a comparable option that is exercisable for shares of New Brivo Class A Common Stock, with a value based on the Share Conversion Ratio.

A portion of the consideration payable under the prior paragraph will be paid in the form of Earn-Out Shares (as defined in the Business Combination Agreement) (the “Brivo Holder Earn-Out Shares”), which Brivo Holder Earn-Out Shares, in the case of those issued to Brivo equity award holders, will be in the form of restricted stock units. The number of Brivo Holder Earn-Out Shares is 8,500,000. The Brivo Holder Earn-Out Shares will vest in two equal 4,250,000 tranches based on the achievement of post-closing share price targets of New Brivo Class A Common Stock of $13.00 and $15.00, respectively, in each case, for any 20 trading days within any 30 trading day period commencing at any time after 180 days after the closing date and ending on or prior to the fifth anniversary of the closing date. A given achievement metric described above will also be achieved if there is a transaction that results in the shares of common stock of New Brivo being converted into the right to receive cash or other consideration having a per share value (in the case of any non-cash consideration, as provided in the definitive transactions documents for such transaction, or if not so provided, as determined by the board of directors of New Brivo in good faith) in excess of the applicable post-closing share price target set forth above. The Brivo Holder Earn-Out Shares that have not vested by the fifth anniversary of the closing date shall, automatically and without further action on the part of New Brivo or any holder thereof, be forfeited and cancelled for no consideration. Brivo Holder Earn-Out Shares issued in lieu of an unvested Brivo equity award will also be subject to the vesting requirements of the related equity awards and will be forfeited if the employment of the relevant employee terminates prior to the vesting date of the underlying equity award. Prior to vesting or forfeiture, the Brivo Holder Earn-Out Shares that are in the form of shares of New Brivo Common Stock will, with limited exceptions, be entitled to all rights of other shares of New Brivo Common Stock, and the Brivo Holder Earn-Out Shares in the form of restricted stock units of New Brivo will be entitled to payments equivalent to the dividends that would have been paid on the shares underlying those restricted stock units of New Brivo.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. Crown and Brivo have also agreed to take all necessary action such that, effective immediately after the closing of the Business Combination, the New Brivo board of directors (the “Board”) shall consist of seven directors, of whom one individual shall be designated by Crown (who will be Richard Chera, Chairman and Chief Executive Officer of Crown), with the remaining six individuals designated by Brivo (who will include Dean Drako, Chairman of Brivo, and Steve Van Till, Chief Executive Officer of Brivo). In addition, Crown has agreed to adopt (i) an equity incentive plan in an amount not to exceed 8% of New Brivo’s equity interests on a fully-diluted basis with an annual evergreen provision in an amount not to exceed 4% on a fully-diluted basis and (ii) an employee stock purchase plan in an amount not to exceed 2% of New Brivo’s equity interests on a fully-diluted basis with an annual evergreen provision in an amount not to exceed 1% on a fully-diluted basis.

Conditions to Each Party’s Obligations

The obligations of Crown and Brivo to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of Crown’s and Brivo’s shareholders (which approval of Brivo shareholders has already been obtained), (iii) the approval for listing of New Brivo Class A Common Stock to be issued in connection with the Business Combination on the New York Stock Exchange, and (iv) Crown having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the consummation of the sale of the PIPE Notes (as defined below), payment of deferred underwriting commissions Crown is required to pay and after giving effect to the payment required to be made as a result of Crown shareholders exercising their redemption rights.

In addition, the obligation of Brivo to consummate the Business Combination is subject to the fulfilment of other closing conditions, including, but not limited to, the aggregate cash proceeds from Crown’s trust account, together with the proceeds from the sale of the PIPE Notes (as defined below), equaling no less than $75,000,000 (after deducting any amounts paid to Crown shareholders that exercise their redemption rights in connection with the Business Combination).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Crown and Brivo, (ii) subject to certain limited exceptions, by either party if any governmental authority shall have enacted, issued, promulgated, enforced or entered any law, injunction, order, decree or ruling which has become final and non-appealable and has the effect of making consummation of the transactions contemplated by the Business Combination Agreement illegal or otherwise preventing or prohibiting consummation of such transactions, (iii) subject to certain limited exceptions, by either party if there is any breach of any representation, warrant, covenant or agreement on the part of the other party set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either Crown or Brivo if the Business Combination is not consummated by July 10, 2022, (v) by either party if the other party has withdrawn its recommendation to its shareholders to approve the transactions contemplated by the Business Combination Agreement or (vi) by either party, if Crown’s shareholders do not approve the transaction proposals at the Crown shareholder meeting (subject to any adjournment or postponement thereof).

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, other than liability of any of the parties for (i) willful breach of the Business Combination Agreement or (ii) fraud.

The foregoing description of the Business Combination Agreement is subject to and qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is included as Exhibit 2.1 hereto, and the terms of which are incorporated by reference. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Crown’s public disclosures.

Sponsor Agreement

Concurrently with the execution of the Business Combination Agreement, Crown, Crown PropTech Sponsor, LLC (the “Sponsor”), Brivo and certain shareholders of Crown that collectively own 6,210,000 Class B ordinary shares of Crown entered into a sponsor agreement (the “Sponsor Agreement”), pursuant to which the Sponsor has agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Mergers) and (ii) waive any adjustment to the conversion ratio set forth in Crown’s amended and restated memorandum and articles of association with respect to the Class B ordinary shares of Crown held by the Sponsor, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

In addition, the Sponsor has agreed that 2,384,000 of the Class B ordinary shares of Crown held by the Sponsor as of the date of the Sponsor Agreement (the “Sponsor Earn-Out Shares”) will be subject to vesting requirements. The Sponsor Earn-Out Shares will vest in two equal 1,192,000 tranches based on the achievement of post-closing share price targets of New Brivo Class A Common Stock of $13.00 and $15.00, respectively, in each case, for any 20 trading days within any 30 trading day period commencing at any time after the closing date and ending on or prior to the fifth anniversary of the closing date. A given achievement metric described above is also achieved if there is a transaction that results in the shares of common stock of New Brivo being converted into the right to receive cash or other consideration having a per share value (in the case of any non-cash consideration, as provided in the definitive transactions documents for such transaction, or if not so provided, as determined by the board of directors of New Brivo in good faith) in excess of the applicable post-closing share price target set forth above. The Sponsor Earn-Out Shares that have not vested by the fifth anniversary of the Closing shall, automatically and without further action on the part of New Brivo or any holder thereof, be forfeited and cancelled for no consideration. Prior to vesting or forfeiture the Sponsor Earn-Out Shares will, with limited exceptions, be entitled to all rights of other shares of New Brivo Common Stock.

The foregoing description of the Sponsor Agreement is subject to and qualified in its entirety by reference to the full text of the form of Sponsor Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

PIPE Notes

In connection with the signing of the Business Combination Agreement, Crown entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and, in connection with the consummation of the Mergers, purchase convertible notes of New Brivo (the “PIPE Notes”) (which are convertible into New Brivo Class A Common Stock) with an aggregate principal amount of $75 million, on the terms and subject to the conditions therein.

The PIPE Notes will be issued under an indenture (the “Indenture”), pursuant to which, among other things, the PIPE Notes will have a 5-year term and will bear interest in the first two years at SOFR+9.25% if paid in cash and SOFR+9.50% if paid in kind. The interest rate under the PIPE Notes will increase by 1.0% per annum after the first two years. The PIPE Notes will be issued with an original issue discount of 3.0% of the aggregate principal amount of the PIPE Notes. The PIPE Notes are convertible at the option of holders into New Brivo Class A Common Stock at a conversion price of $11.50 per share.

The obligation of the subscribers to close the purchase of the PIPE Notes is subject to certain closing conditions, including Crown having at closing at least $95 million of unrestricted cash and, to the extent a revolving credit facility exists at closing, the unrestricted cash together with the undrawn availability under that facility being at least $115 million.

In connection with the offering of the PIPE Notes, Crown agreed that following the closing of the Business Combination, an affiliate of Golub Capital LLC (such entity, together with its affiliates, “Golub”), a PIPE Investor, will be entitled to designate one person to attend all meetings of the Board and its committees as an observer, subject to certain customary exceptions. Such right shall exist until the date Golub holds less than $36.5 million aggregate principal amount of PIPE Notes.

The foregoing description of the Subscription Agreements and the Indenture is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement and Indenture, copies of which are included as Exhibits 10.2 and 10.3 hereto, respectively, and the terms of which are incorporated by reference.

Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, EMBUIA LLC, DBV Investments, L.P. and Egis Security Fund II (collectively, the “Brivo Voting Stockholders”) entered into a support agreement (the “Stockholder Support Agreements”) with Crown, pursuant to which the Brivo Voting Stockholders have agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination. The Brivo Voting Stockholders hold sufficient shares of Brivo to cause the approval of the Business Combination on behalf of Brivo.

The foregoing description of the Support Agreements is subject to and qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is included as Exhibit 10.4 hereto, and the terms of which are incorporated by reference.

Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement (but effective as of the closing of the Business Combination), New Brivo, the Sponsor and certain other stockholder of Crown and Brivo entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other matters, (i) subject to certain limited exceptions, certain stockholders of Crown and Brivo will be granted certain customary demand and “piggy-back” registration rights with respect to their shares of New Brivo Class A Common Stock, (ii) Sponsor will be subject to a one-year lock up period for its shares of New Brivo Class A Common Stock, which lockup period will terminate early in the event that the closing price of New Brivo Class A Common Stock on the New York Stock Exchange equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days following the closing of the Business Combination and (iii) certain stockholders of Brivo will be subject to a 270-day lock up of their shares of New Brivo Class A Common Stock.

The foregoing description of the Amended and Restated Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Registration Rights Agreement, a copy of which is included as Exhibit 10.5 hereto, and the terms of which are incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of New Brivo Common Stock to be issued to the Brivo Voting Stockholders in connection with the Business Combination and the shares of New Brivo Class A Common Stock reserved for issuance upon conversion of the PIPE Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof.

Additional Information About the Proposed Business Combination and Where To Find It

The proposed business combination will be submitted to shareholders of Crown for their consideration. Crown intends to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to Crown’s shareholders in connection with Crown’s solicitation for proxies for the vote by Crown’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Brivo’s shareholders in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, Crown will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. Crown's shareholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with Crown's solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about Crown, Brivo and the proposed business combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by Crown, without charge, at the SEC's website located at www.sec.gov or by directing a request to 667 Madison Avenue, 12th Floor, New York, NY 10065, attention: Nikki Sacks.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

Crown, Brivo and certain of their respective directors, executive officers and other members of management, employees and consultants may, under SEC rules, be deemed to be participants in the solicitations of proxies from Crown’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Crown’s shareholders in connection with the proposed business combination will be set forth in Crown’s proxy statement / prospectus when it is filed with the SEC. You can find more information about Crown’s directors and executive officers in Crown’s final prospectus dated February 8, 2021 and filed with the SEC on February 10, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the proposed business combination and the potential success of Brivo's go-to-market strategy, and expectations related to the terms and timing of the proposed business combination. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of Brivo’s and Crown’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Brivo and Crown. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of Crown or Brivo is not obtained; the lack of third party valuation in determining whether or not to pursue the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Brivo; the risk that the conditions to the financing for the proposed business combination may not be satisfied or waived; the effect of the announcement or pendency of the proposed business combination on Brivo’s business relationships, performance and business generally; risks that the proposed business combination disrupts current plans of Brivo and potential difficulties in Brivo employee retention as a result of the proposed business combination; the ability to implement business plans, forecasts and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; Brivo's ability to attract and retain customers; the combined company's ability to up-sell and cross-sell to customers, including the success of Brivo’s customers’ development programs, which will drive future revenues; the ability of the combined company to compete effectively and its ability to manage growth; the amount of redemption requests made by Crown’s public shareholders; the ability of Crown or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the risk that the combined company’s securities will not be approved for listed on the New York Stock Exchange or if approved, maintain the listing; and those factors discussed in Crown’s final prospectus dated February 8, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, dated August 16, 2021, and, when available, the preliminary proxy statement/prospectus of Crown related to the proposed business combination, in each case, under the heading “Risk Factors,” and other documents of Crown filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Crown nor Brivo presently know or that Crown and Brivo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Crown’s and Brivo’s expectations, plans or forecasts of future events and views as of the date of this presentation. Crown and Brivo anticipate that subsequent events and developments will cause Crown’s and Brivo’s assessments to change. However, while Crown and Brivo may elect to update these forward-looking statements at some point in the future, Crown and Brivo specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Crown’s and Brivo’s assessments as of any date subsequent to the date of this report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of November 10, 2021, by and among Crown, Merger Sub I, Merger Sub II and Brivo*
10.1	Sponsor Agreement
10.2	Form of Subscription Agreement*
10.3	Indenture*
10.4	Stockholder Support Agreement
10.5	Amended and Restated Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Crown agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2021

CROWN PROPTECH ACQUISITIONS.

By:	/s/ Pius Sprenger
Pius Sprenger
Chief Financial Officer